CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of The  Destination  Funds and to the use of our report  dated  October 23,

2008 on Destination  Select Equity Fund's (a series of shares of The Destination

Funds) financial statements and financial highlights.  Such financial statements and financial  highlights  appear in the 2008 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.





                                        /s/ Briggs, Bunting & Dougherty, LLP

                                        Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
December 29, 2008